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                                                                 EXHIBIT 4.3 (j)


                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1, dated as of April 11, 2001 (this "Amendment"), to the Guarantee and Collateral Agreement, dated as of May 6, 1997, made by TELEX COMMUNICATIONS, INC., a Delaware Corporation ("Telex" or the "Borrower"), TELEX COMMUNICATIONS GROUP, INC. a Delaware Corporation ("Holdings"), and TELEX COMMUNICATIONS INTERNATIONAL, LTD. (as successor to TCI Holdings Corp.) together with any other Subsidiary of the Borrower that becomes a party thereto (the "Granting Parties") in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") under the Credit Agreement, dated as of May 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Morgan Stanley Senior Funding, Inc., as documentation agent for the Lenders.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have made extensions of credit to, or for the benefit of the Borrower;

                  WHEREAS, in connection with the Credit Agreement, the Borrower and the Granting Parties have entered into the Guarantee and Collateral Agreement in favor of the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, pursuant to the Telex/EVI Mergers (as defined in the Credit Agreement), EVI Audio International Holding Corporation, Inc. merged with and into TCI Holdings Corp., with TCI Holdings Corp. as the surviving entity following which it changed its name to Telex Communications International, Ltd., a Granting Party under the Guarantee and Collateral Agreement; and

                  WHEREAS, the Borrower and the Granting Parties have agreed to amend certain schedules annexed to the Guarantee and Collateral Agreement as set forth in this Amendment.

                  NOW, THEREFORE, IT IS AGREED:

                  1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Guarantee and Collateral Agreement, and the following terms shall have the following meanings:

                  "Account Collateral": with respect to any Grantor, the Collateral Proceeds Account and the General Funds Account of such Grantor, all financial assets from time to time credited thereto and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets.

                  "Amendment No. 1 Effective Date" as defined in Section 10 of this Amendment.

                  2. Amendment to Section 1.1. Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:




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                  "Account Collateral": as defined in Amendment No. 1.

                  "Amendment No. 1": Amendment No. 1, dated as of April 11, 2001, to the Guarantee and Collateral Agreement.

                  "Amendment No. 1 Effective Date": as defined in Amendment No.
1.

                  3. Amendment to Section 3. Section 3 of the Guarantee and Collateral Agreement is hereby amended by deleting the word "and" at the end of clause (k), renumbering clause (l) as clause (m) and inserting the following new clause (l) in said section:

                  "(l) all Accounts Collateral; and"

                  4. Amendment to Schedule 1. Schedule 1 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 1 in its entirety and inserting in lieu thereof the new Schedule 1 annexed hereto as Exhibit A.

                  5. Amendment to Schedule 2. Schedule 2 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 2 in its entirety and inserting in lieu thereof the new Schedule 2 annexed hereto as Exhibit B.

                  6. Amendment to Schedule 3. Schedule 3 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 3 in its entirety and inserting in lieu thereof the new Schedule 3 annexed hereto as Exhibit C.

                  7. Amendment to Schedule 4. Schedule 4 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 4 in its entirety and inserting in lieu thereof the new Schedule 4 annexed hereto as Exhibit D.

                  8. Amendment to Schedule 5. Schedule 5 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 5 in its entirety and inserting in lieu thereof the new Schedule 5 annexed hereto as Exhibit E.

                  9. Amendment to Schedule 7. Schedule 7 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 7 in its entirety and inserting in lieu thereof the new Schedule 7 annexed hereto as Exhibit F.

                  10. Amendment to Schedule 8. Schedule 8 to the Guarantee and Collateral Agreement is hereby amended by deleting Schedule 8 in its entirety and inserting in lieu thereof the new Schedule 8 annexed hereto as Exhibit G.

                  11. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above (the "Amendment No. 1 Effective Date") following the date on which the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Granting Parties.

                  12. General.

                           (a) Representation and Warranties. In order to induce
the Administrative Agent and the Lenders to enter into this Amendment, the Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders that the representations and warranties of the Loan


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Parties contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 1 Effective Date (after giving effect hereto) as if made on and as of the Amendment No. 1 Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Guarantee and Collateral Agreement" in any Loan Document shall be and are deemed to mean the Guarantee and Collateral Agreement as amended hereby.

                           (b) Payment of Expenses. The Borrower agrees to pay
or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                           (c) Counterparts. This Amendment may be executed in
two or more counterparts (including by facsimile transmission), each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                           (d) Headings. Section headings used in this Amendment
are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

                           (e) Continuing Effect of Loan Documents. This
Amendment shall not constitute an amendment or waiver of any other provision of the Guarantee and Collateral Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Lenders or Lenders, as the case may be, or the Administrative Agent. Except as expressly amended, modified and supplemented hereby, the provisions of the Guarantee and Collateral Agreement and the other Loan Documents are and shall remain in full force and effect.

                           (f) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                  [END OF TEXT]




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                  IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.


                                          TELEX COMMUNICATIONS, INC.


                                          By:  /s/ Richard J. Pearson
                                               ---------------------------------
                                               Title: Vice President and Chief
                                                      Financial Officer



                                          TELEX COMMUNICATIONS GROUP, INC.


                                          By:   /s/ Richard J. Pearson
                                                --------------------------------
                                                Title: Vice President and Chief
                                                       Financial Officer



                                          TELEX COMMUNICATIONS INTERNATIONAL,
                                          LTD.


                                          By:   /s/ Richard J. Pearson
                                                --------------------------------
                                                Title: Director





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Acknowledged and Agreed to as
of date hereof by:

THE CHASE MANHATTAN BANK, as
Administrative Agent


By:    Craig T. Moore
       -------------------------
Title: Managing Director